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                                          Exhibit 99.2


	EXHIBITS


Exhibit A		Business Plan
Exhibit B		Agreement & Plan of Merger
Exhibit C		Redemption Agreement
Exhibit D		Proprietary Information & Non-Disclosure Agreement
Exhibit E		Employment Agreement
Exhibit F		Opinion of Pivot's Counsel
Exhibit G		Lock-Up Agreement
Exhibit I		Opinion of MTM Counsel


	SCHEDULES

Schedule 2.1		Jurisdictions in which Pivot doing business
Schedule 2.3		Capitalization of Pivot
Schedule 2.4		Material adverse change
Schedule 2.5		Violations or Breaches
Schedule 2.6		Litigation
Schedule 2.9(b) Patents & Trademarks
Schedule 2.9(c) Outstanding options, licenses or agreements
Schedule 2.9(d) Intellectual Property Rights
Schedule 2.9(e) Persons with respect to whom confidentiality not reasonably protected
Schedule 2.9(f)	Third Party Grants of Licenses, Sublicenses
Schedule 2.9(i)	Confidential Information
Schedule 2.10		List of Personal Property
Schedule 2.11		List of Inventories
Schedule 2.13		List of Real & Personal Property Leases
Schedule 2.14		Description of Contracts
Schedule 2.15		List of all Accounts Payable
Schedule 2.17		Title to Assets, Liens
Schedule 2.18		Taxes
Schedule 2.19		Permits held by Pivot
Schedule 2.20		Insurance Policies
Schedule 2.21		Loans and Advances
Schedule 2.23		Affiliated Transactions and Arrangements
Schedule 2.25		Names of Employees
Schedule 2.26		Top 10 Suppliers and Customers
Schedule 2.27		Seller's Backlog of Orders
Schedule 2.30		Composition of Board Of Directors
Schedule 4.4		MTM Capitalization
Schedule 4.7		Litigation
Schedule 4.10		MTM Conduct of Business not Consistent with Past
                        Practice
Schedule 5.6		Pivot Conduct of Business after execution of
                        Contract and prior to Closing
Schedule 7.7		List of Key Personnel

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